UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

AIM SECTOR FUNDS (INVESCO SECTOR FUNDS)

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

PO Box 808001

Louisville, KY 40233-8001

Shareholder Name

Address 1

Address 2

Address 3

Reference Number:

ACTION NEEDED

Re: Your investment in Invesco Comstock Select Fund or Invesco Energy Fund

We have been trying to contact you regarding an important proposal pertaining to your investment in Invesco Comstock Select Fund or the Invesco Energy Fund.

Please call us toll-free at

1- 866-436-5968

The call will take only a few moments and will be recorded for your protection.

You WILL NOT be asked for confidential information.

Hours of Operation:

•	Monday through Friday - 10:00 a.m. to 11:00 p.m. ET

•	Saturday - 12:00 p.m. to 6:00 p.m. ET

Once your vote has been recorded your contact information will promptly be removed from the mailing and call list.

The proxy materials contain important information; please read them carefully. Copies of the Proxy Statement are available for free on the Securities and Exchange Commission’s website at www.sec.gov or by visiting www.proxyvote.com/inv-32908 or by calling Computershare Fund Services, the Fund’s proxy solicitor toll free at 1-866-436-5968.

Dear Invesco Funds Shareholder:

Thank you for choosing electronic delivery of your Invesco Funds documents. You are receiving this email because you consented to receive your proxy materials over the Internet. This email provides the information you will need to view the Proxy Statement online, access your Proxy Card, and vote your shares.

The Special Meeting of Invesco Comstock Select Fund and Invesco Energy Fund will take place at 2:00 p.m., November 10, 2022. It is important that you actively participate in the proxy process. For your convenience, electronic versions of the Proxy Statement, and the Sample Proxy Voting Card are available at the below website for you to view or download.

https://www.proxy-direct.com/inv-32908

After you have reviewed the materials, please submit your vote promptly. Voting promptly can help decrease the costs to the Funds.

Voting Your Proxy via the Internet

Online voting is a convenient and a secure way to vote. You may access your proxy card and vote your proxy by clicking on the link(s) provided below. The link will take you directly to the proxy voting site where you can submit your vote.

The control number and security code shown below will auto-populate when you click on the link(s) provided below.

Fund: Invesco Comstock Select Fund and Invesco Energy Fund.

Control Number: 38099999001000

Security Code: 99999999

Click Here to Vote

You can also go to https://www.proxy-direct.com and enter your control number and security code exactly as they appear above. If multiple control numbers and security codes appear, you will need to vote each individually for your vote to be captured on all accounts.

Voting Your Proxy via Telephone

To vote by telephone (toll-free), please call 1-800-337-3503 and follow the instructions when prompted. When the system prompts you to enter the 14 digit number located in the shaded box on your proxy card, please enter the Control Number from this e-mail. When the system prompts you to enter the 8 digit code located in the unshaded box on your proxy card, please enter the Security Code from this email. As a reminder, have your sample proxy card handy when voting online or by telephone.

Thank you for choosing Invesco Funds.

Sincerely,

Computershare Funds Services, Independent Tabulator for Invesco Funds.